UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):      June 24, 2007
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	000-49762 (Commission File Number)	66-0555678 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03 Material Modification to Rights of Security Holders.
     At a special meeting of shareholders held on June 24, 2007, a majority of the shareholders of Triple-S Management Corporation (the “Company”) approved an amendment to Article FIFTH of the Company’s Amended and Restated Articles of Incorporation providing for the creation of two classes of common stock: Class A common stock, which includes certain conversion provisions, and Class B common stock, which includes certain anti-dilution provisions. Upon the filing of a certificate of amendment with the Puerto Rico Department of State, all outstanding shares of common stock will automatically become shares of Class A common stock. The Company expects to file the certificate of amendment immediately prior to the consummation of the initial public offering of its Class B common stock. The certificate of amendment will not be filed in the event the Company does not expect to complete the initial public offering of its Class B common stock, and, in that event, the proposed amendments would not become effective.
     The amendment to Article FIFTH of the Company’s Amended and Restated Articles of Incorporation, as approved by the Company’s shareholders at a special meeting held on June 24, 2007, is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibit

3.1	Amendment to Article FIFTH of the Company’s Amended and Restated Articles of Incorporation (Incorporated by reference to Annex A to the Company’s proxy statement filed on May 24, 2007 in connection with the special meeting of shareholders held on June 24, 2007).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
	By:	/s/ Ramón M. Ruiz-Comas
Date: June 28, 2007		Name:	Ramón M. Ruiz-Comas
		Title:	President & Chief Executive Officer

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